UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 13, 2006

Date of Report (Date of earliest event reported)

GlobalSCAPE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30617	74-2785449
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6000 Northwest Parkway, Suite 100

San Antonio, Texas  78249

(210) 308-8267

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD

On January 17, 2006, GlobalSCAPE, Inc. (the “Company”), issued a press release announcing its sales estimates for the fourth quarter of fiscal 2005.  The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company also stated in the press release that on January 13, 2006, Thomas W. Brown, Charles R. Poole, Jeffrey John Gehring, Stefan Lagmark, Gregory Thomas Hoffer and Robert Langenbahn (the “Purchasers”), the Company, and Sandra Poole-Christal and her husband Brian Christal, entered into a Stock Purchase Agreement (the “Agreement”) pursuant to which the Purchasers acquired from Mrs. Christal 340,000 shares of the Company’s common stock, at $1.15 per share, for total consideration of $391,000.

Other material terms and conditions of the Agreement are as follows:

1.             The Company and the Purchasers on the one hand, and the Christals, on the other hand, have agreed to mutual releases on customary terms regarding claims connected with the transactions contemplated by the Agreement, subject to limitations for fraud or willful misconduct; and

2.             The Christals have agreed, jointly and severally, to enter into a customary lock-up period with respect to the sale of shares of common stock of the Company from the date of the Agreement until January 13, 2007.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

99.1         Press Release dated January 17, 2006 entitled, “GlobalSCAPE Provides Revenue Expectations for Fourth Quarter 2005.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GlobalSCAPE, Inc.

Dated: January 18, 2006

By:	/s/ Charles R. Poole
Charles R. Poole, President and COO